Exhibit 99.1

For Immediate Release

Contact George Rapp

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Third Quarter 2024 Results

Princeton, NJ, October 29, 2024 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations at and for the quarter and nine-months ended September 30, 2024.

The Bank’s third quarter was highlighted by the closing of the Cornerstone Bank acquisition. This acquisition will be immediately accretive to earnings with an expected 2.5 year earn back of tangible book value dilution. While the costs related to this acquisition naturally impacted our reported numbers, the core earnings of the Bank remain consistently strong. Please refer to the reconciliation table below that compares Non-GAAP net income to GAAP net income.

President/CEO Edward Dietzler commented, “We are thrilled with the Cornerstone acquisition. This acquisition, along with our recent one of Noah Bank, continues our long-term strategy of becoming the community bank of choice up and down the I95 corridor. Core loans and deposits are both up while asset quality and our capital position remain strong. The Bank is well positioned to continue our strong growth path with our experienced management team. Special thanks to our operations and technology teams who handled this acquisition.”

The Company reported a net loss of ($4.5) million, or ($0.68) per diluted common share, for the third quarter of 2024, compared to net income of $5.1 million, or $0.80 per diluted common share, for the second quarter of 2024, and net income of $7.6 million, or $1.19 per diluted common share, for the third quarter of 2023. The decrease in net income for the third quarter of 2024 when compared to the second quarter of 2024 was due to an increase of $8.1 million in non-interest expense, and an increase in the provision for credit losses of $4.7 million. These increases were primarily the result of the Cornerstone acquisition which resulted in $7.8 million in merger related expenses and a $3.2 million provision for credit loss associated with the acquired non-purchase credit deteriorated loans. These expenses were partially offset by an increase in net interest income of $1.1 million. The $12.1 million decrease in net income for the third quarter of 2024 compared to the same period in 2023 was primarily due to the same acquisition-related items.

Review of Statements of Financial Condition

Total assets were $2.35 billion at September 30, 2024, an increase of $438.2 million, or 22.87% when compared to $1.92 billion at the end of 2023. The primary reason for the increase in total assets was the acquisition of Cornerstone Bank on August 23, 2024, which had approximately $314.5 million in assets at closing. When looking at specific components of the balance sheet, including acquired assets, the Company recorded an increase in net loans of $283.1 million related to the Cornerstone acquisition, an increase in investments of $97.5 million, an increase in cash and cash equivalents of approximately $30.5 million, and an increase in other assets of $22.2 million. The increase in the Company’s net loans consisted of increases of $248.4 million in commercial real estate loans, $42.8 million in commercial and industrial loans, $32.3 million in residential mortgages, and $11.3 in home equity and consumer loans, all partially offset by a decrease of $51.9 million in construction loans.

Total deposits on September 30, 2024, increased $410.3 million, or 25.08%, when compared to December 31, 2023. The primary reasons for the increase in total deposits were the $282.8 million in deposits acquired from Cornerstone Bank and the $127.5 million increase from existing operations. The increase in the Company’s deposits consisted of increases in certificates of deposit of $149.0 million, money market deposits of $139.3 million, non-interest-bearing deposits of $53.6 million, interest-bearing demand deposits of $36.6 million and savings deposits of $31.8 million.

Total stockholders’ equity at September 30, 2024, increased $21.3 million or 8.86% when compared to December 31, 2023. The increase was primarily due to the $21.2 million increase in paid-in capital associated with the issuance of common stock of $20.0 million related to the acquisition of Cornerstone and a decrease in accumulated other comprehensive income (loss) of $1.6 million. The ratio of equity to total assets at September 30, 2024 and at December 31, 2023 was 11.1% and 12.5%, respectively. The current period ratio decrease was primarily due to the Cornerstone Bank acquisition.

Asset Quality

At September 30, 2024, non-performing assets totaled $2.3 million, a decrease of $4.4 million when compared to the amount at December 31, 2023.

Review of Quarterly and Year-to-Date Financial Results

Net interest income was $17.1 million for the third quarter of 2024, compared to $16.0 million for the second quarter of 2024 and $16.7 million for the third quarter of 2023. The increase from the previous quarter was the result of an increase in interest income of $2.4 million, or 8.2%, partially offset by an increase in interest expense of $1.3 million, or 9.4%. The net interest margin for the third quarter of 2024 was 3.41%, a decrease by 3 basis points when compared to the second quarter of 2024. The increase in interest expense and the decrease in net interest margin were primarily associated with an increase in total interest-bearing deposits of $98.9 million and a six basis point increase in the rate on such deposits. This resulted in an increase in the Company’s cost of funds of 3 basis points. The increase in interest income for the third quarter was due to an increase in average interest-earning assets of $130.2 million, while the yield on interest-earning assets remained consistent with the second quarter of 2024.

For the nine-month period ended September 30, 2024, the Company recorded net income of $5.0 million, or $0.77 per diluted common share, compared to $20.5 million, or $3.21 per diluted common share, for the same period in 2023. This year-to-date decrease was primarily the result of a $9.7 bargain purchase gain in 2023 which included a tax benefit of $2.0 million from the Company’s acquisition of Noah Bank in May of that year, and the purchase accounting recorded in 2024 related to the Cornerstone acquisition, which includes an increase of $2.1 million in the provision for credit losses when comparing both periods.

The Company recorded a provision for credit losses of $4.6 million during the third quarter of 2024, which consisted of $3.2 million related to the CECL impact for non-purchase credit deteriorated loans associated with loans acquired in the Cornerstone acquisition, and $1.5 million recorded to the allowance of credit losses resulting from changes in the Company’s loan portfolio assumptions. The current quarters’ provision recorded on the Company’s statements of income was $4.7 million higher when compared to the provision for credit losses for the quarter ended June 30, 2024, and was $4.8 million higher than the provision for the same period in 2023, most of which can primarily be attributed to the acquisition of Cornerstone Bank. For the quarter ended September 30, 2024, the Company recorded charge-offs of $279 thousand and recoveries of $171 thousand. The coverage ratio of the allowance for credit losses to period end loans was 1.27% at September 30, 2024 and 1.19% at December 31, 2023.

Total non-interest income of $2.1 million for the third quarter of 2024 decreased $31 thousand or 1.5% when compared to the second quarter of 2024 and decreased $347 thousand or 14.4% when compared to the quarter ended September 30, 2023.

Total non-interest expense of $20.1 million for the third quarter of 2024 increased $8.1 million, or 67.7%, when compared to the second quarter of 2024. Total non-interest expense for the third quarter of 2024 increased $10.0 million or 98.3% when compared to the third quarter of 2023. This increase over both the prior quarter and the third quarter of 2023 was primarily due to the $7.8 million in merger costs associated with the Cornerstone acquisition. The remaining increase compared to the second quarter of 2024 was primarily related to occupancy and equipment expense increasing $237 thousand, salaries and benefits expense increasing $113 thousand, data processing and communications expense increasing $52 thousand, and professional fees increasing $52 thousand all partially offset by a decrease in other expenses of $251 thousand. For the nine-month period ended September 30, 2024, non-interest expense was $44.0 million, compared to $37.7 million for the same period in 2023. The increase was primarily due to an increase in merger-related expenses of $2.2 million during 2024 as well as increases in salaries and employee benefits of $2.2 million over the same period in 2023 associated with merit increases as well as additional staff costs related to the Cornerstone and Noah acquisitions.

For the quarter ended September 30, 2024, the Company recorded an income tax benefit of $1.1 million , resulting in an effective tax rate of (20.1%), compared to an income tax expense of $1.0 million resulting in an effective tax rate of 16.8% for the second quarter ended June 30, 2024, and compared to an income tax expense of $1.5 million resulting in an effective tax rate of 16.6% for the quarter ended September 30, 2023.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 28 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the integration of the businesses of the Company and Cornerstone Bank following the completion of the Transaction may be more difficult; the global impact of the military conflicts in the Ukraine and the Middle East; the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; and the timing and nature of the regulatory response to any applications filed by the Company and the Bank; technological changes; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2023, and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

	September 30, 2024	December 31, 2023	September 30, 2023	September 30, 2024 vs December 31, 2023		September 30, 2024 vs September 30, 2023
				$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$181,058	$150,557	$206,931	$30,501	20.26%	$(25,873)	(12.50)%
Securities available-for-sale taxable	147,871	50,544	47,765	97,327	192.56	100,106	209.58
Securities available-for-sale tax-exempt	40,988	40,808	37,627	180	0.44	3,361	8.93
Securities held-to-maturity	163	193	195	(30)	(15.54)	(32)	(16.41)
Loans receivable, net of deferred loan fees	1,831,407	1,548,335	1,498,500	283,072	18.28	332,907	22.22
Allowance for credit losses	(23,200)	(18,492)	(17,992)	(4,708)	25.46	(5,208)	28.95
Goodwill	14,381	8,853	8,853	5,528	62.44	5,528	62.44
Core deposit intangible	3,860	1,422	1,546	2,438	171.45	2,314	149.68
Equity method investments	10,042	8,296	2,672	1,746	21.05	7,370	275.82
Other assets	148,160	125,981	127,026	22,179	17.61	21,134	16.64

TOTAL ASSETS	$2,354,730	$1,916,497	$1,913,123	$438,233	22.87%	$441,607	23.08%

LIABILITIES
Non-interest checking	$302,846	$249,282	$264,197	$53,564	21.49%	$38,649	14.63%
Interest checking	284,504	247,939	239,902	36,565	14.75	44,602	18.59
Savings	178,299	146,484	147,113	31,815	21.72	31,186	21.20
Money market	493,353	354,005	349,505	139,348	39.36	143,848	41.16
Time deposits over $250,000	213,310	150,113	144,158	63,197	42.10	69,152	47.97
Other time deposits	573,689	487,918	493,091	85,771	17.58	80,598	16.35

Total deposits	2,046,001	1,635,741	1,637,966	410,260	25.08	408,035	24.91
Borrowings	—	—	—	—	—	—	N/A
Other liabilities	47,227	40,545	42,949	6,682	16.48	4,278	9.96

TOTAL LIABILITIES	2,093,228	1,676,286	1,680,915	416,942	24.87	412,313	24.53

STOCKHOLDERS’ EQUITY
Paid-in capital	119,514	98,291	97,779	21,223	21.59	21,735	22.23
Treasury stock [1]	(842)	—	—	(842)	100.00	(842)	100.00
Retained earnings	148,716	149,414	146,022	(698)	(0.47)	2,694	1.84
Accumulated other comprehensive income (loss)	(5,886)	(7,494)	(11,593)	1,608	(21.46)	5,707	(49.23)

TOTAL STOCKHOLDERS’ EQUITY	261,502	240,211	232,208	21,291	8.86	29,294	12.62

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,354,730	$1,916,497	$1,913,123	$438,233	22.87%	$441,607	23.08%

Book value per common share	$38.18	$38.04	$36.86	$0.14	0.37%	$1.32	3.58%
Tangible book value per common share [2]	$35.52	$36.41	$35.21	$(0.89)	(2.44)%	$0.31	0.88%

[1]	Treasury stock repurchases commenced March 8, 2024, associated with the stock repurchase program announced August 10, 2023.
[2]	Tangible book value per common share is a non-GAAP measure. For more informaion, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at September 30, 2024 and December 31, 2023 were as follows:

	September 30, 2024	December 31, 2023
	(In thousands)
Commercial real estate	$1,391,245	$1,142,864
Commercial and industrial	93,782	50,961
Construction	258,332	310,187
Residential first-lien mortgages	70,389	38,040
Home equity / consumer	19,406	8,081

Total loans	1,833,154	1,550,133
Deferred fees and costs	(1,747)	(1,798)
Allowance for credit losses	(23,200)	(18,492)

Loans, net	$1,808,207	$1,529,843

The components of deposits at September 30, 2024 and December 31, 2023 were as follows:

	September 30, 2024	December 31, 2023
	(In thousands)
Demand, non-interest-bearing	$302,846	$249,282
Demand, interest-bearing	284,504	247,939
Savings	178,299	146,484
Money market	493,353	354,005
Time deposits	786,999	638,031

Total deposits	$2,046,001	$1,635,741

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended September 30,
	2024	2023	$ Change	% Change
Interest and dividend income
Loans and fees	$28,135	$23,503	$4,632	19.7%
Available-for-sale debt securities:
Taxable	1,273	357	916	256.6%
Tax-exempt	285	285	0	0.0%
Held-to-maturity debt securities	2	3	(1)	-33.3%
Other interest and dividend income	2,115	2,852	(737)	-25.8%

Total interest and dividends	31,810	27,000	4,810	17.8%

Interest expense
Deposits	14,701	10,316	4,385	42.5%
Borrowings	—	—	0	N/A

Total interest expense	14,701	10,316	4,385	42.5%

Net interest income	17,109	16,684	425	2.5%
Provision for (reversal of) credit losses	4,601	(182)	4,783	-2628.0%

Net interest income after provision for (reversal of) credit losses	12,508	16,866	(4,358)	-25.8%

Non-interest income
Loss on sale of securities available-for-sale, net	(7)	(6)	(1)	16.7%
Income from bank-owned life insurance	423	331	92	27.8%
Fees and service charges	521	479	42	8.8%
Loan fees, including prepayment penalties	784	1,184	(400)	-33.8%
Gain on sale of other real estate owned	—	203	(203)	-100.0%
Other	335	212	123	58.0%

Total non-interest income	2,056	2,403	(347)	-14.4%

Non-interest expense
Salaries and employee benefits	6,556	6,177	379	6.1%
Occupancy and equipment	2,087	2,142	(55)	-2.6%
Professional fees	654	614	40	6.5%
Data processing and communications	1,456	1,242	214	17.2%
Federal deposit insurance	316	258	58	22.5%
Advertising and promotion	181	139	42	30.2%
Office expense	190	117	73	62.4%
Core deposit intangible	143	116	27	23.3%
Merger-related expenses	7,803	(1,391)	9,194	661.0%
Other	758	745	13	1.7%

Total non-interest expense	20,144	10,159	9,985	98.3%

Income (loss) before income tax expense	(5,580)	9,110	(14,690)	-161.3%
Income tax (benefit) expense	(1,124)	1,512	(2,636)	-174.3%

Net (loss) income	$(4,456)	$7,598	(12,054)	-158.6%

Net (loss) income per common share - basic	$(0.68)	$1.21	$(1.89)	-156.2%
Net (loss) income per common share - diluted	$(0.68)	$1.19	$(1.87)	-157.1%
Weighted average shares outstanding - basic	6,573	6,295	278	4.4%
Weighted average shares outstanding - diluted	6,573	6,390	183	2.9%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	September 30, 2024	June 30, 2024	$ Change	% Change
Interest and dividend income
Loans and fees	$28,135	$26,034	$2,101	8.1%
Available-for-sale debt securities:
Taxable	1,273	1,001	272	27.2%
Tax-exempt	285	286	(1)	-0.3%
Held-to-maturity debt securities	2	3	(1)	-33.3%
Other interest and dividend income	2,115	2,086	29	1.4%

Total interest and dividends	31,810	29,410	2,400	8.2%

Interest expense
Deposits	14,701	13,442	1,259	9.4%
Borrowings	—	—	—	N/A

Total interest expense	14,701	13,442	1,259	9.4%

Net interest income	17,109	15,968	1,141	7.1%
Provision for (reversal of) credit losses	4,601	(118)	4,719	-3999.2%

Net interest income after provision for (reversal of) credit losses	12,508	16,086	(3,578)	-22.2%

Non-interest income
Gain on call/sale of securities available-for-sale	(7)	—	(7)	N/A
Income from bank-owned life insurance	423	388	35	9.0%
Fees and service charges	521	465	56	12.0%
Loan fees, including prepayment penalties	784	937	(153)	-16.3%
Other	335	297	38	12.8%

Total non-interest income	2,056	2,087	(31)	-1.5%

Non-interest expense
Salaries and employee benefits	6,556	6,443	113	1.8%
Occupancy and equipment	2,087	1,850	237	12.8%
Professional fees	654	602	52	8.6%
Data processing and communications	1,456	1,404	52	3.7%
Federal deposit insurance	316	279	37	13.3%
Advertising and promotion	181	156	25	16.0%
Office expense	190	155	35	22.6%
Core deposit intangible	143	111	32	28.8%
Merger-related expenses	7,803	—	7,803	N/A
Other	758	1,009	(251)	-24.9%

Total non-interest expense	20,144	12,009	8,135	67.7%

Income (loss) before income tax expense	(5,580)	6,164	(11,744)	-190.5%
Income tax (benefit) expense	(1,124)	1,038	(2,162)	-208.3%

Net (loss) income	$(4,456)	$5,126	$(9,582)	-186.9%

Net (loss) income per common share - basic	$(0.68)	$0.81	$(1.49)	-184.0%
Net (loss) income per common share - diluted	$(0.68)	$0.80	$(1.48)	-185.0%
Weighted average shares outstanding - basic	6,573	6,334	239	3.8%
Weighted average shares outstanding - diluted	6,573	6,420	153	2.4%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2024	2023	$ Change	% Change
Interest and dividend income
Loans and fees	$79,109	$64,914	$14,195	21.9%
Available-for-sale debt securities:
Taxable	2,838	927	1,911	206.1%
Tax-exempt	857	853	4	0.5%
Held-to-maturity debt securities	7	8	(1)	-12.5%
Other interest and dividend income	6,475	3,924	2,551	65.0%

Total interest and dividends	89,286	70,626	18,660	26.4%

Interest expense
Deposits	40,761	21,502	19,259	89.6%
Borrowings	—	118	(118)	-100.0%

Total interest expense	40,761	21,620	19,141	88.5%

Net interest income	48,525	49,006	(481)	-1.0%
Provision for credit losses	4,669	2,546	2,123	83.4%

Net interest income after provision for credit losses	43,856	46,460	(2,604)	-5.6%

Non-Interest income
(Loss) on sale of securities available-for-sale, net	(7)	(6)	(1)	16.7%
Income from bank-owned life insurance	1,192	916	276	30.1%
Fees and service charges	1,418	1,391	27	1.9%
Loan fees, including prepayment penalties	2,445	2,565	(120)	-4.7%
Bargain purchase gain	—	9,696	(9,696)	-100.0%
Gain on sale of other real estate owned	—	203	(203)	-100.0%
Other	1,080	577	503	87.2%

Total non-interest income	6,128	15,342	(9,214)	-60.1%

Non-interest expense
Salaries and employee benefits	19,519	17,352	2,167	12.5%
Occupancy and equipment	5,966	5,188	778	15.0%
Professional fees	1,780	1,635	145	8.9%
Data processing and communications	4,020	3,860	160	4.1%
Federal deposit insurance	868	701	167	23.8%
Advertising and promotion	479	375	104	27.7%
Office expense	464	392	72	18.4%
Other real estate owned expense	—	1	(1)	-100.0%
Core deposit intangible	374	378	(4)	-1.1%
Merger-related expenses	7,803	5,635	2,168	38.5%
Other	2,716	2,228	488	21.9%

Total non-interest expense	43,989	37,745	6,244	16.5%

Income before income tax expense	5,995	24,057	(18,062)	-75.1%
Income tax expense	980	3,574	(2,594)	-72.6%

Net income	$5,015	$20,483	$(15,468)	-75.5%

Net income per common share - basic	$0.78	$3.26	$(2.48)	-76.0%
Net income per common share - diluted	$0.77	$3.21	$(2.44)	-76.0%
Weighted average shares outstanding - basic	6,412	6,275	137	2.2%
Weighted average shares outstanding - diluted	6,496	6,380	116	1.8%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,
	2024		2023		Change in Average Balance	Change in Yield/ Rate
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,691,688	6.62%	$1,464,798	6.37%	$226,890	0.25%
Securities
Taxable available-for-sale	111,633	4.56%	46,599	3.06%	65,034	1.50%
Tax-exempt available-for-sale	40,028	2.85%	40,118	2.84%	(90)	0.01%
Held-to-maturity	164	5.33%	196	5.28%	(32)	0.05%

Securities	151,825	4.11%	86,913	2.96%	64,912	1.15%
Other interest earning assets
Federal funds sold	135,164	5.38%	199,350	5.38%	(64,186)	0.00%
Other interest-earning assets	19,549	5.85%	10,506	5.67%	9,043	0.18%

Other interest-earning assets	154,713	5.44%	209,856	5.39%	(55,143)	0.05%

Total interest-earning assets	1,998,226	6.33%	1,761,567	6.08%	236,659	0.25%
Total non-earning assets	151,776		127,682

Total assets	$2,150,002		$1,889,249

Interest-bearing liabilities
Checking	$258,728	1.86%	$243,359	1.68%	$15,369	0.18%
Savings	159,521	2.57%	149,215	2.10%	10,306	0.47%
Money market	443,109	3.85%	337,491	3.50%	105,618	0.35%
Certificates of deposit	721,240	4.50%	629,082	3.48%	92,158	1.02%

Total interest-bearing deposits	1,582,598	3.70%	1,359,147	3.01%	223,451	0.69%
Non-interest bearing deposits	269,030		255,775		13,255

Total deposits	1,851,628	3.16%	1,614,922	2.53%	236,706	0.63%
Borrowings	—	N/A	—	N/A	—	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,582,598	3.70%	1,359,147	3.01%	223,451	0.69%
Non-interest-bearing deposits	269,030		255,775

Total cost of funds	1,851,628	3.16%	1,614,922	2.53%	236,706	0.63%
Accrued expenses and other liabilities	43,729		45,923
Stockholders’ equity	254,645		228,404

Total liabilities and stockholders’ equity	$2,150,002		$1,889,249

Net interest spread		2.64%		3.07%
Net interest margin		3.41%		3.76%
Net interest margin (FTE) 1, [2]		3.45%		3.81%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2024		2023		Change in Average Balance	Change in Yield/ Rate
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,609,890	6.56%	$1,424,768	6.09%	$185,122	0.47%
Securities
Taxable available-for-sale	86,732	4.36%	44,517	2.78%	42,215	1.58%
Tax-exempt available-for-sale	40,180	2.84%	40,974	2.78%	(794)	0.06%
Held-to-maturity	171	5.25%	198	5.28%	(27)	-0.03%

Securities	127,083	3.88%	85,689	2.78%	41,394	1.10%
Other interest earning assets
Federal funds sold	138,843	5.43%	91,761	5.30%	47,082	0.13%
Other interest-earning assets	19,281	5.76%	7,086	5.36%	12,195	0.40%

Other interest-earning assets	158,124	5.47%	98,847	5.31%	59,277	0.16%

Total interest-earning assets	1,895,097	6.29%	1,609,304	5.87%	285,793	0.42%
Total non-earning assets	144,630		114,543

Total assets	$2,039,727		$1,723,847

Interest-bearing liabilities
Checking	$244,271	1.93%	$250,100	1.29%	$(5,829)	0.64%
Savings	151,884	2.57%	163,516	1.54%	(11,632)	1.03%
Money market	399,253	3.92%	297,360	2.81%	101,893	1.11%
Certificates of deposit	704,388	4.28%	504,237	2.90%	200,151	1.38%

Total interest-bearing deposits	1,499,796	3.63%	1,215,213	2.37%	284,583	1.26%
Non-interest bearing deposits	252,184		244,718

Total deposits	1,751,980	3.11%	1,459,931	1.97%	292,049	1.14%
Borrowings	—	0.00%	3,133	5.01%	(3,133)	-5.01%

Total interest-bearing liabilities (excluding non interest deposits)	1,499,796	3.63%	1,218,346	2.37%	281,450	1.26%
Non-interest-bearing deposits	252,184		244,718

Total cost of funds	1,751,980	3.11%	1,463,064	1.97%	288,916	1.14%
Accrued expenses and other liabilities	42,239		34,312
Stockholders’ equity	245,508		226,471

Total liabilities and stockholders’ equity	$2,039,727		$1,723,847

Net interest spread		2.66%		3.50%
Net interest margin		3.42%		4.07%
Net interest margin (FTE) 1, [2]		3.46%		4.13%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	September 30, 2024		June 30, 2024		Change in Average Balance	Change in Yield/ Rate
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,691,688	6.62%	$1,585,876	6.60%	$105,812	0.01%
Securities
Taxable available-for-sale	111,633	4.56%	89,547	4.47%	22,086	0.09%
Tax-exempt available-for-sale	40,028	2.85%	39,756	2.88%	272	-0.03%
Held-to-maturity	164	5.33%	166	5.33%	(2)	0.00%

Securities	151,825	4.11%	129,469	3.98%	22,356	0.13%
Other interest earning assets
Federal funds sold	135,164	5.38%	133,336	5.45%	1,828	-0.07%
Other interest-earning assets	19,549	5.85%	19,338	5.78%	211	0.07%

Other interest-earning assets	154,713	5.44%	152,674	5.49%	2,039	-0.05%

Total interest-earning assets	1,998,226	6.33%	1,868,019	6.33%	130,207	0.00%
Total non-earning assets	151,776		141,377

Total assets	$2,150,002		$2,009,396

Interest-bearing liabilities
Checking	$258,728	1.86%	$231,895	1.94%	$26,833	-0.08%
Savings	159,521	2.57%	148,377	2.64%	11,144	-0.07%
Money market	443,109	3.85%	390,019	3.99%	53,090	-0.14%
Certificates of deposit	721,240	4.50%	713,433	4.22%	7,807	0.29%

Total interest-bearing deposits	1,582,598	3.70%	1,483,724	3.64%	98,874	0.05%
Non-interest bearing deposits	269,030		243,248		25,781

Total deposits	1,851,628	3.16%	1,726,972	3.13%	124,655	0.03%
Borrowings	—	N/A	—	N/A	—	N/A

Total interest-bearing liabilities (excluding non interest deposits)	1,582,598	3.70%	1,483,724	3.64%	98,874	0.05%
Non-interest-bearing deposits	269,030		243,248

Total cost of funds	1,851,628	3.16%	1,726,972	3.13%	124,655	0.03%
Accrued expenses and other liabilities	43,729		40,874
Stockholders’ equity	254,645		241,550

Total liabilities and stockholders’ equity	$2,150,002		$2,009,396

Net interest spread		2.64%		2.69%
Net interest margin		3.41%		3.44%
Net interest margin (FTE) 1, [2]		3.45%		3.48%

[1]	Includes federal and state tax effect of tax-exempt securities and loans.
[2]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2024 September	2024 June	2024 March	2023 December	2023 September
Return on average assets	-0.82%	1.03%	0.89%	1.09%	1.60%
Return on average equity	-6.96%	8.54%	7.27%	8.93%	13.20%
Return on average tangible equity[1]	-7.50%	8.91%	7.60%	9.34%	13.83%
Net interest margin	3.41%	3.44%	3.42%	3.55%	3.76%
Net interest margin (FTE)[1]	3.45%	3.48%	3.58%	3.51%	3.81%
Adjusted efficiency ratio[1]	63.65%	65.90%	67.21%	60.85%	59.89%
COMMON STOCK DATA
Market value at period end	$36.98	$33.10	$30.78	$35.90	$28.99
Market range:
High	$39.12	$33.10	$36.25	$37.60	$31.69
Low	$32.40	$29.15	$29.72	$28.21	$27.37
Book value per common share at period end	$38.18	$38.54	$38.26	$38.04	$36.86
Tangible book value per common share[1]	$35.52	$36.98	$36.65	$36.41	$35.21
Shares of common stock outstanding (in thousands)	6,849	6,353	6,320	6,314	6,299
CAPITAL RATIOS
Total capital (to risk-weighted assets)	13.17%	14.66%	14.31%	14.68%	14.96%
Tier 1 capital (to risk-weighted assets)	12.02%	13.62%	13.26%	13.61%	13.89%
Tier 1 capital (to average assets)	11.44%	12.21%	11.99%	12.29%	12.38%
Equity to assets	11.11%	12.34%	12.16%	12.53%	12.14%
Tangible equity to tangible assets[1]	10.41%	11.90%	11.71%	12.06%	11.66%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$108	$(15)	$176	$(10)	$(23)
Annualized net charge-offs (recoveries) to average loans	0.026%	-0.004%	0.045%	-0.003%	-0.006%
Nonperforming loans	$2,330	$3,198	$2,115	$6,708	$6,755
Other real estate owned	—	—	—	—	—

Total nonperforming assets	$2,330	$3,198	$2,115	$6,708	$6,755

Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.27%	1.17%	1.18%	1.19%	1.20%
Nonperforming loans	995.85%	577.36%	880.28%	275.67%	266.35%
Nonperforming assets	995.85%	577.36%	880.28%	275.67%	266.35%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.13%	0.20%	0.13%	0.43%	0.45%

[1]	This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period. Adjusted earnings per share and adjusted diluted earnings per share are calculated by dividing net income adjusted for the provision for credit loss on non-purchase credit deteriorated loans and merger-related expenses by weighted outstanding shares.

Management believes these non- GAAP financial measures provide information useful to investors in understanding its financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2024 September	2024 June	2024 March	2023 December	2023 September
Net (loss) income (annualized)[1]	$(17,727)	$20,617	$17,428	$20,956	$30,144

Average equity[2]	254,645	241,550	240,230	234,628	228,404
Less: intangible assets	(18,241)	(10,044)	(10,154)	(10,275)	(10,399)

Average Tangible Equity	$236,404	$231,506	$230,076	$224,353	$218,005

Return on average tangible equity	-7.50%	8.91%	7.60%	9.34%	13.83%

Net interest income	$17,109	$15,968	$15,448	$16,010	$16,684
Other income	2,056	2,087	1,985	1,779	2,403

Total revenue	19,165	18,055	17,433	17,789	19,087

Non-interest expenses	$20,144	$12,009	$11,836	$10,949	$10,159
Less: core deposit intangible amortization	(143)	(111)	(120)	(124)	(119)
Less: merger-related expenses	(7,803)	—	—	—	1,391

Total operating expenses	$12,198	$11,898	$11,716	$10,825	$11,431

Adjusted efficiency ratio	63.65%	65.90%	67.21%	60.85%	59.89%

Total Assets	$2,354,730	$1,983,941	$1,988,001	$1,916,497	$1,913,123
Less: intangible assets	(18,241)	(10,044)	(10,154)	(10,275)	(10,399)

Tangible assets	$2,336,489	$1,973,897	$1,977,847	$1,906,222	$1,902,724

Stockholders’ equity	$261,502	$244,841	$241,808	$240,211	$232,208
Less: intangible assets	(18,241)	(10,044)	(10,154)	(10,275)	(10,399)

Tangible equity	$243,261	$234,797	$231,654	$229,936	$221,809

Tangible equity to tangible assets	10.41%	11.90%	11.71%	12.06%	11.66%

Tangible equity	$243,261	$234,797	$231,654	$229,936	$221,809
Shares outstanding (in thousands)	6,849	6,350	6,320	6,315	6,299

Tangible book value per share	$35.52	$36.98	$36.65	$36.41	$35.21

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[2]	Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.

	Three months ended
	2024 September	2024 June	2024 March	2023 December	2023 September
Net interest income	$17,109	$15,968	$15,968	$15,448	$16,684
FTE adjustment[3]	211	213	226	224	215

Net interest income FTE	$17,320	$16,181	$16,194	$15,672	$16,899

Net interest income FTE (annualized)[1]	$68,902	$65,078	$65,132	$62,862	$67,045
Average interest earning assets	1,998,226	1,868,019	1,817,912	1,789,624	1,761,567

Net interest margin FTE	3.45%	3.48%	3.58%	3.51%	3.81%

	Nine months ended
	2024 September	2023 September
Net interest income	$48,525	$49,006
FTE adjustment[3]	612	580

Net interest income FTE	$49,137	$49,586

Net interest income FTE (annualized)[1]	$65,635	$66,540
Average interest earning assets	1,895,097	1,609,304

Net interest margin FTE	3.46%	4.13%

[1]	Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
[3]	Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Reconciliation of Non-GAAP Net Income to GAAP Net Income

	At or For the Three Months Ended September 30, 2024			At or For the Nine Months Ended September 30, 2024
	Actual	Cornerstone[1]	Core	Actual	Cornerstone[1]	Core
	(Dollars in thousands, except per share data)
Net interest income	$17,109	$—	$17,109	$48,525	$—	$48,525
Provision for credit loss	4,601	3,152	1,449	4,669	3,152	1,517

Net interest income after provision	12,508	(3,152)	15,660	43,856	(3,152)	47,008
Non-interest income	2,056	—	2,056	6,128	—	6,128
Non-interest expense	20,144	7,803	12,341	43,989	7,803	36,186

Income (loss) before income taxes	(5,580)	(10,955)	5,375	5,995	(10,955)	16,950

Income tax (benefit) expense	(1,124)	(2,300)	1,176	980	(2,300)	3,280

Net (loss) income	$(4,456)	$(8,654)	$4,198	$5,015	$(8,654)	$13,669

Earnings per common share - basic	$(0.68)		$0.64	$0.78		$2.13
Earnings per common share - diluted	$(0.68)		$0.64	$0.77		$2.10

[1]	Reflects the CECL adjustment for non-purchase credit deteriorated loans and merger related expense impact to net income and tax-effected using a federal income tax rate of 21%.